UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

SYLVAMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40718	86-2596371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6077 Primacy Parkway, Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 519-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	SLVM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2025, the Board of Directors (the “Board”) of Sylvamo Corporation (the “Company”) adopted and approved, effective immediately, the second amended and restated By-Laws of the Company (as amended and restated, the “Second Amended and Restated By-Laws”). The Second Amended and Restated By-Laws, among other things:

•

revise and clarify the scope of certain procedures and disclosure requirements set forth in the by-law provisions for stockholders to provide advance notice of director nominations and business proposals to be brought at a meeting of stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act);

•	revise the majority voting provision to clarify when an election will be deemed contested;

•	specify that the Board may propose business at a special meeting of stockholders requested by one or more stockholders; and

•	make certain administrative, modernizing, clarifying and conforming changes, including making updates to reflect recent amendments to the General Corporation Law of the State of Delaware.

The foregoing summary of the Second Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its annual meeting of stockholders on May 15, 2025.

(b)

Of the 40,720,315 shares outstanding on the record date and entitled to vote at the meeting, 37,932,359 shares were present at the meeting in person or by proxy, constituting a quorum of ninety-three percent (93%). The stockholders of the Company’s common stock considered and voted at the meeting upon the three Company proposals listed below. This report discloses the final voting results for the meeting.

Proposal 1 – Elect ten director nominees to the Company’s board of directors

The Company’s stockholders elected each of the individuals listed below as directors to serve until the next annual meeting of the Company and until their successors have been duly elected and qualified, or their earlier resignation.

Directors	For	Against	Abstain	Broker Non-Votes
Jean-Michel Ribiéras	31,986,180	1,517,458	20,822	4,407,898
Stan Askren	33,437,431	66,163	20,866	4,407,898
Christine S. Breves	33,462,982	41,067	20,411	4,407,898
Lizanne M. Bruce	33,214,760	289,248	20,452	4,407,898
Jeanmarie Desmond	33,221,298	274,682	28,480	4,407,898
Joia M. Johnson	33,164,767	330,856	28,837	4,407,898
Karl L. Meyers	33,129,491	298,548	96,421	4,407,898
David Petratis	33,186,203	317,361	20,896	4,407,898
Mark W. Wilde	33,245,648	257,991	20,821	4,407,898
James P. Zallie	33,471,664	31,774	21,022	4,407,898

Proposal 2 – Ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
37,845,026	66,493	20,839	—

Proposal 3 – Approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”)

The Company’s stockholders approved the compensation of the Company’s NEOs on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
31,766,811	1,668,194	89,455	4,407,898

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated By-Laws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2025	Sylvamo Corporation

	By:	/s/ Matthew Barron
	Name:	Matthew Barron
	Title:	Senior Vice President and Chief Administrative and Legal Officer